Exhibit 23(a)




      Independent Auditors' Consent

      We consent to the incorporation by reference in this Registration Statement of Seneca Foods Corporation on Form S-3 of our reports dated May 22, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Seneca Foods Corporation for the year ended March 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


      /s/ Deloitte & Touche LLP
      Deloitte & Touche LLP
      Rochester, New York
      September 28, 1998